Exhibit 23.2

Consent of Former Independent Auditors

We consent to the use of our report dated October 25, 2002, with respect to the financial statements and schedules of Merant plc included in this Current Report on Form 8-K of Serena Software, Inc.

/s/    ERNST & YOUNG LLP

Reading, England

April 30, 2004